UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2009

CHEETAH OIL & GAS LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-26907	93-1118938
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

17 Victoria Road, Nanaimo, BC Canada	V9R 4N9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 828.9143

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into Material Definitive Agreement

Item 3.02        Unregistered Sales of Equity Securities.

On September 14, 2009, we issued 400,000 units in a private placement, raising gross proceeds of $20,000, or $0.05 per unit. Each unit consists of one common share in the capital of our company and one common share purchase warrant. Each whole common share purchase warrant shall entitle the holder thereof to purchase one share of common stock in the capital of our company, for a period of twenty four months commencing from closing, at a purchase price of $0.20 per warrant share.

We issued 400,000 common shares and 400,000 share purchase warrants to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On October 17, 2009, we issued an aggregate of 1,180,000 shares of common stock, at a deemed price of $0.05 per share, of our company to pay off $59,000 of convertible debt. The shares were issued to Sage Investments Ltd. in payment of a debt conversion agreement between our company and Sage Investments Ltd.

Also on October 17, 2009, we issued an aggregate of 90,000 shares of common stock, at a deemed price of $0.05 per share, of our company to pay off $4,500 of finder’s fee. The shares were issued to Michael D. Jenks in payment of a finder’s fee agreement between our company and Michael D. Jenks.

On November 27, 2009, we granted stock options to our officers and directors, pursuant to our 2009 Stock Plan, to purchase up to 300,000 shares of our common stock at an exercise price of $0.10 per share, exercisable until November 27, 2014. We issued the stock options to three (3) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01         Financial Statements and Exhibits

10.1	Form of Stock Option Agreement

10.2	Debt Settlement and Subscription Agreement with our company and Sage Investments Ltd. dated October 17, 2009

10.3	Debt Settlement and Subscription Agreement with our company and Michael D. Jenks dated October 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS, LTD.

/s/ Robert McAllister
Robert McAllister
President

Date: December 30, 2009